Exhibit 99.1

Starwood Property Trust Announces Private Offering of Unsecured Senior Notes

GREENWICH, Conn., November 27, 2017 /PRNewswire via COMTEX/ — Starwood Property Trust, Inc. (NYSE: STWD) (the “Company”) today announced that it is offering $500 million aggregate principal amount of its unsecured senior notes due March 2025 (the “Notes”) in a private offering.

The Company intends to use all or substantially all of the net proceeds from the offering to repay a portion of the amount outstanding under its existing repurchase agreements and to use any remaining net proceeds for other general corporate purposes, which may include the repayment of indebtedness under its warehouse facilities and other indebtedness, the origination and purchase of additional commercial mortgage loans and other target assets and investments, the payment of other liabilities and other working capital needs. Amounts that the Company may repay under its revolving repurchase or credit facilities may be re-borrowed, subject to customary conditions.

The Notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Starwood Property Trust, Inc.

Starwood Property Trust, Inc. (NYSE: STWD), an affiliate of global private investment firm Starwood Capital Group, is the largest commercial mortgage real estate investment trust in the United States. The Company’s core business focuses on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt and equity investments. Through its subsidiary LNR Property, LLC, the Company also operates as the largest commercial mortgage special servicer in the United States.

Forward-Looking Statements

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with respect to the anticipated offering and the use of proceeds. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations include: (i) factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, including those set forth under the captions “Risk Factors” and “Business”; (ii) defaults by borrowers in paying debt service on outstanding indebtedness; (iii) impairment in the value of real estate property securing the Company’s loans or in which the Company invests; (iv) availability of mortgage origination and acquisition opportunities acceptable to the Company; (v) potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements; (vi) national and local economic and business conditions; (vii) general and local commercial and residential real estate property conditions; (viii) changes in federal government policies; (ix) changes in federal, state and local governmental laws and regulations; (x) increased competition from entities engaged in mortgage lending and securities investing activities; (xi) changes in interest rates; and (xii) the availability of, and costs associated with, sources of liquidity.

Contact:

Zachary Tanenbaum

Starwood Property Trust

Phone: 203-422-7788

Email: ztanenbaum@starwood.com